UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): June 9, 2004

                                   ----------


                             SIGA Technologies, Inc.
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                                    --------
                         (State or other Jurisdiction of
                         Incorporation or Organization)

            0-23047                                           13-3864870
            -------                                           ----------
        (Commission File                                   (I.R.S. Employer
            Number)                                      Identification Number)


        420 Lexington Avenue, Suite 601
               New York, New York                              10170
        -------------------------------                        -----
   (Address of Principal Executive Offices)                  (Zip Code)


                                 (212) 672-9100
                                 --------------
              (Registrant's telephone number, including area code)

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ITEM 5.     Other Events and Required FD Disclosure.

      On June 9, 2004, SIGA Technologies, Inc., a Delaware corporation ("SIGA"), issued a press release pursuant to which SIGA announced the signing of an Asset Purchase Agreement to acquire certain antiviral programs targeting potential agents of biological warfare from ViroPharma Incorporated (VPHM) for a purchase price of $1 million in cash and 1 million shares of SIGA common stock. SIGA will purchase lead compounds, assays and scientific know-how related to development of antiviral drugs, including those targeting smallpox and hemorrhagic fever viruses such as the Ebola virus. The research programs being acquired are currently the subject of grants from the National Institutes of Health (NIH). The closing of the acquisition is subject to customary closing conditions, including obtaining approval of the transfer of the grants.

      For a description of the events reported pursuant to this Form 8-K, reference is made to the press release issued by SIGA on June 9, 2004, the text of which is attached hereto as Exhibit 99.1.


ITEM 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits

      Exhibit No.       Description
      -----------       -----------

      99.1              Press Release dated June 9, 2004.




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

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SIGA TECHNOLOGIES, INC.


                                    By: /s/ Thomas N. Konatich
                                       --------------------------------------
                                       Thomas N. Konatich
                                       Acting Chief Executive Officer and
                                       Chief Financial Officer

Date: June 9, 2004



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

                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

     99.1         Press Release dated June 9, 2004.




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